UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2007 (November 14, 2007)

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02,	“Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers”

Jeanne M. Dering resigned, effective November 14, 2007, from her position as Executive Vice President, Global Regulatory Affairs and Compliance of Moody’s Corporation (the “Company”). She will remain an employee of the Company until December 31, 2007.

In addition to receiving 52 weeks of salary and benefits continuation under the Moody’s Career Transition Plan as described in Moody’s 2007 Proxy Statement and participation in the 2007 Executive Performance Incentive Compensation Plan, Ms. Dering is a participant in Moody’s Supplemental Executive Benefit Plan (the “SEBP”). The SEBP features a “cliff vesting” provision pursuant to which any SEBP participant who terminates employment with the Company before both reaching the age of 55 and accumulating 10 years of service will have her SEBP benefits reduced by 60% of the otherwise accrued benefit. The board of directors (the “Board”) of the Company has exercised its authority to waive the reduction in benefits for pre-age 55 termination and grant Ms. Dering the full value of her accrued SEBP benefit, otherwise in accordance with the plan terms.

Furthermore, the Board also provided that Ms. Dering’s departure from the Company will be treated as a retirement under the Company’s equity plans. As a consequence, her restricted stock grants (other than the grant received in 2007) will vest in full and all restrictions on such shares will lapse upon her termination and her unvested stock options (other than the grant she received in 2007) will continue to vest and (together with her vested stock options) be exercisable for five years from the date of termination or, if shorter, the remaining stated term of each option.

Item 9.01,	“Financial Statements and Exhibits”

(d)	Exhibits

99.1	Form of separation agreement and general release used by the Company in connection with its Career Transition Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Senior Vice President and General Counsel

Date: November 20, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Form of separation agreement and general release used by the Company in connection with its Career Transition Plan.